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LIVIO D. DESIMONE
Chairman of the Board and
Chief Executive Officer

March 28, 1994

Dear Stockholder:

You are invited to attend the 1994 Annual Meeting of Stockholders which will be held on Tuesday, May 10, 1994, at 10 a.m. at the St. Paul
Civic Center,
143 West Fourth Street, St. Paul, Minnesota.

The notice of the meeting and the proxy statement on the following pages cover the formal business of the meeting. The meeting will consider the election of directors, the appointment of auditors for the coming year, and the proposal of an executive profit sharing plan and amendments to the existing performance unit plan. I will also report on current operations and on our future plans. There will be a period during which your questions and comments will be welcome.

The fine attendance of our stockholders at the annual meetings over the years has been very helpful in maintaining communications and understanding. We sincerely hope you will be able to be with us.

Please date, sign, and return the enclosed proxy in the envelope provided. If you can be with us, PLEASE MARK THE APPROPRIATE BOX ON THE
ENCLOSED PROXY
CARD.

Cordially,

[signature]

                  MINNESOTA MINING AND MANUFACTURING COMPANY
                     3M CENTER, ST. PAUL, MINNESOTA 55144
                           NOTICE OF ANNUAL MEETING
                   OF STOCKHOLDERS TO BE HELD MAY 10, 1994

To the Stockholders of
 Minnesota Mining and Manufacturing Company:

The Annual Meeting of Stockholders of Minnesota Mining and
Manufacturing
Company will be held on Tuesday, May 10, 1994, at 10 a.m. at the St. Paul
Civic Center, 143 West Fourth Street, St. Paul, Minnesota, for the following purposes:

1. To elect three directors of the Company to the 1997 Class (see page 2 of the Proxy Statement).

2. To ratify the appointment of Coopers & Lybrand, independent certified public accountants, to audit the books and accounts of the Company for the year 1994 (page 21).

3. To consider approval of an Executive Profit Sharing Plan (page
22).

4. To consider approval of amendments to the Performance Unit
Plan (page 24).

5. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed March 11, 1994, as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.
Examination of the list of stockholders entitled to vote can be arranged at the office of Arlo D. Levi, Vice President and Secretary, 3M Center, St.
Paul, Minnesota, during the period of ten days prior to the meeting.

STOCKHOLDERS ARE ENCOURAGED TO DATE, SIGN, AND RETURN THE
ENCLOSED PROXY IN
THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF
MAILED IN THE
UNITED STATES. IF YOU PLAN TO ATTEND THE MEETING IN PERSON,
PLEASE MARK THE
BOX ON THE ENCLOSED PROXY CARD INDICATING YOUR PLANS TO ATTEND
THE MEETING.

ARLO D. LEVI
Vice President and Secretary

March 28, 1994

                  MINNESOTA MINING AND MANUFACTURING COMPANY
                     3M CENTER, ST. PAUL, MINNESOTA 55144
                                March 28, 1994

PROXY STATEMENT FOR 1994 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished to stockholders by the Board of Directors for solicitation of proxies for use at the Annual Meeting of Stockholders on
Tuesday, May 10, 1994, at 10 a.m., and at all adjournments thereof, for the purposes set forth in the attached Notice of Annual Meeting of Stockholders.
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in any of the following ways:
(1) by a written instruction to the Office of the Secretary reasonably indicating the stockholder's desire to revoke an existing proxy;
(2) by
signing and returning to the Company a proxy with a more recent date than that of the proxy first given; or (3) by signing and returning a floor ballot at the meeting of stockholders.

The Company will bear the cost of preparing, printing, and mailing material in connection with this solicitation of proxies. In addition to the use of the mails, solicitations may be made by regular employees of the Company personally and telephonically. The Company intends to reimburse brokerage firms, banks, and others for their reasonable out-of-pocket expenses, including clerical expenses, in forwarding proxy material to beneficial owners of stock or otherwise in connection with this solicitation of proxies.
The Company has retained Georgeson & Co., Inc. to assist in the solicitation at a cost of approximately $15,000, plus reasonable out-of-pocket expenses.

The Company anticipates that the proxy statement and the form of proxy enclosed herewith will first be sent to its stockholders on or about March
28, 1994.

The Company's Board of Directors has adopted a policy that all stockholder meeting proxies, ballots, and tabulations that identify stockholders are to be maintained in confidence, and no such document shall be available for examination, nor shall the identity and vote of any stockholder be disclosed, except as may be necessary to meet applicable legal requirements and to allow the inspectors of election to certify the results of the stockholder vote.
The policy also provides that inspectors of election for stockholder votes shall be independent and shall not be employees of the Company.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on March 11, 1994 are entitled to vote at the Annual Meeting. As of February 28, 1994, the Company had outstanding and entitled to vote 212,916,141 shares of common stock without par value. These shares and all other share amounts used in this proxy statement are on a pre-split basis.

THE COMPANY HAS ANNOUNCED A TWO-FOR-ONE SPLIT TO HOLDERS OF
RECORD OF THE
COMPANY'S COMMON STOCK ON MARCH 15, 1994, WITH DISTRIBUTION BEING
MADE ON OR
ABOUT APRIL 8, 1994. EACH OUTSTANDING SHARE ON THE RECORD DATE OF
MARCH 11,
1994 ENTITLES THE STOCKHOLDER OF RECORD TO ONE VOTE. THE FINAL
TABULATION
WILL REFLECT THE TWO-FOR-ONE STOCK SPLIT, AND DOUBLE THE NUMBER
OF SHARES
SHOWN ON EACH PROXY WILL BE VOTED AS DIRECTED BY STOCKHOLDERS.

DIVIDEND REINVESTMENT PLAN

Shares held for the account of persons participating in the Company's dividend reinvestment plan will be voted automatically in accordance with the vote indicated by the stockholder of record on the proxy and, if no choice is indicated, both record shares and shares held in the Company's dividend reinvestment plan will be voted FOR Items 1, 2, 3, and 4. If the stockholder does not vote the shares held of record, the individual's shares held in the dividend reinvestment account will not be voted.

ITEM 1. ELECTION OF DIRECTORS

NUMBER OF NOMINEES AND CLASSIFICATION

The Restated Certificate of Incorporation of the Company, as amended, and the
Bylaws of the Company, as amended, provide that the Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board of Directors. At its meeting of February 14, 1994, the Board of Directors fixed the number of directors constituting the entire
Board at 12, effective as of the date of the 1994 Annual Meeting.


The Restated Certificate of Incorporation divides the Board into three classes. Three directors have terms of office that expire at the 1994 Annual
Meeting, and two of these three directors are standing for reelection for a three-year term as members of the 1997 Class. These two directors are Mr.
Jacobson and Mrs. Peters. Mr. Fisher, a former member of the 1994 Class, resigned during the past year. Dr. Robertson, whose term expires in 1994, has elected to take early retirement and is also not standing for reelection. Mr.
Eaton, who was elected last year to the 1995 Class, is standing for election to the 1997 Class, in order to more nearly equalize the number of directors in the respective classes. The remaining four directors in the 1995 Class are continuing to serve until the 1995 Annual Meeting; and the five present directors in the 1996 Class are continuing to serve until the 1996 Annual
Meeting.

All nominees for election to the Board of Directors to the 1997
Class at the
1994 Annual Meeting will be elected for a term of three years and shall serve until their terms expire at the 1997 Annual Meeting or until their successors are duly elected and have qualified.

The persons named as proxies intend to vote the proxies for the election of the three nominees to the Board of Directors or, if any of the nominees should be unavailable to serve as a director, an event which is not anticipated, the persons named as proxies reserve full discretion to vote for any other persons who may be nominated.

INFORMATION AS TO NOMINEES AND INCUMBENT DIRECTORS

The nominees and incumbent directors, their age, principal occupation or position with the Company (shown in italics), experience, the year first elected as a director, and common stock beneficially owned on February 28,
1994 are shown on the following pages.

"Shares held" include: stock held in joint tenancy, stock owned as tenants in common, stock owned or held by spouse or other members of the nominee's household, and stock in which the nominee either has or shares voting and/or investment power, even though the nominee disclaims any beneficial interest in such stock. Options exercisable within 60 days after February 28, 1994 are shown separately.

"Shares held as deferred stock" by nonemployee directors represent the number of shares of the Company's common stock, as of December 31, 1993, which the directors will receive upon termination of membership on the Board of
Directors for any reason. These shares result from the voluntary election by the nonemployee directors to defer the payment of directors fees otherwise payable in cash into such deferred stock. No shares of common stock have as yet been issued, and the directors have neither voting nor investment powers in these shares of deferred stock.

As of February 28, 1994, officers and directors as a group
"owned" 356,571
shares and held options exercisable within 60 days after that date for
549,463 shares. All officers and directors as a group owned beneficially less than five-tenths of one percent (0.5%) of the outstanding common stock of the
Company.

None of the nominees or incumbent directors is related to any other nominee or to any executive officer of the Company or its subsidiaries by blood, marriage, or adoption. Except for current employees of the Company and Mr.
Jacobson, no nominee or incumbent director in the 1995 Class or the 1996
Class has been an employee of the Company within the past five years.

During 1993, the Company retained the law firm of Gibson, Dunn &
Crutcher
with regard to various legal matters. Mrs. Peters is a partner in this firm.

Nominees for Election to the 1997 Class:

[photo] LAWRENCE E. EATON, 56, Executive Vice President,
Information, Imaging and Electronic Sector and Corp-


          orate Services; Member of the Executive and Finance
Committees. Mr. Eaton joined 3M in 1960 as an engineer in the
          Reflective Products Division laboratory and served in several engineering and manufacturing assignments until he was named Department Manager of the Pavement
Marketing Products Department. In 1981, Mr. Eaton was
          named General Manager of the Safety and Security
Systems Division; in 1982, Division Vice President of the
          Safety and Security Systems Division and, later that year, Division Vice President of the Traffic Control
          Materials Division;in 1984, Executive Vice President of
Sumitomo 3M, Ltd.; and in 1986, Group Vice
          President, Memory Technologies Group. In 1991, he was elected Executive Vice President, Information, Imaging and Electronic Sector and Corporate Services.
          Director since 1993
          Shares Held 13,281
          **Includes 1,005 shares of Profit Sharing Stock held by the Company and subject to forfeiture.Not included are options exercisable within 60 days; 1,231 shares at $72.35 per share; 1,243 shares at $80.40 per share;
          1,130 shares at $88.45 per share; 4,482 shares at $95.75 per share; and 8,267 shares at $108.45 per share.

[photo]     ALLEN F. JACOBSON, 67, Director of various companies;
Member of the Board Organization and Compensation
          Committees. Mr. Jacobson joined 3M in 1947 and served
in several capacities until he was elected Chairman of
          the Board and Chief Executive Officer, in 1986. He
served in this capacity until his retirement from 3M in
          1991. Mr. Jacobson is a director of Abbott
Laboratories,Alliant Techsystems,Inc., Deluxe Corporation, Mobil
          Corporation, Northern States Power Company, Potlatch
Corporation, Prudential Insurance Company,Sara Lee
          Corporation, Silicon Graphics, Inc., U.S. West, Inc.,
and Valmont Industries, Inc. He is Chairman of the
          United States Council for International Business. He is
also a member of the National Academy of
          Engineering.
          Director since 1983
          Shares Held 49,130
          **Not included are options exercisable within 60 days:
5,253 shares at $72.35 per share; 22,077 shares at
          $74.20 per share; 21,457 shares at $80.40 per share;
28,550 shares at $78.15 per share; and 21,570 shares at
          $88.45 per share.


[photo]     AULANA L. PETERS, 52, Partner, Gibson, Dunn &
Crutcher, a law firm, Los Angeles, California; Member of the
          Audit and Public Issues Committees. Mrs. Peters joined
Gibson, Dunn & Crutcher as an Associate in 1973. In
          1980, she was named a Partner in the firm and continued
in the practice of law until 1984, when she accepted
          an appointment as Commissioner of the Securities and
Exchange Commission. In 1988, after serving four years
          as Commissioner, she returned to the private practice
of law as Partner in the Gibson, Dunn & Crutcher firm.
          Mrs. Peters is a member of the American and Los Angeles
County Bar Associations; a director of the New York
          Stock Exchange, Mobil Corporation, and Northrop
Corporation.
            Director since 1990
          Shares Held 321
          Shares Held as Deferred Stock 1,667

Incumbent Directors in the 1995 Class:

[photo]     EDWARD A. BRENNAN, 60, Chairman of the Board,
President, and Chief Executive Officer, Sears, Roebuck and
          Co., a diversified company engaged in merchandising,
insurance, and real estate, Chicago, Illinois; Chairman
          of the Compensation and Member of the Public Issues
Committees. Mr. Brennan has been a director of Sears,
          Roebuck and Co. since 1978. He joined Sears in 1956;
was an Executive Vice President, 1978 to 1980;
          President and Chief Operating Officer for
merchandising, 1980; Chairman and Chief Executive Officer, Sears
          Merchandise Group, 1981 to 1984; President and Chief
Operating Officer, 1984 through 1985; and was elected
          Chairman and Chief Executive Officer of Sears, Roebuck
and Co. in 1986. He is a director of The Allstate
          Corporation, Dean Witter,Discover & Co., and AMR
Corporation. He is also a trustee of DePaul University and
          Marquette University; and a member of the Business
Roundtable and the Business Council.
          Director since 1986
          Shares Held 2,187
          Shares Held as Deferred Stock 488

[photo]     LIVIO D. DESIMONE, 57, Chairman of the Board and
Chief Executive Officer; Chairman of the Board
          Organization, Executive, and Finance Committees. Mr.
DeSimone joined 3M as a process engineer with 3M Canada
          in 1957. He served in various international and
subsidiary capacities until his appointment in 1971 as
          Managing Director of 3M Brazil. In 1975, he served as
General Manager, Building Service and Cleaning
          Products Division, before being appointed Area Vice
President, Latin America. Mr. DeSimone was elected Vice
          President, Abrasives, Adhesives, Building Service and
Chemicals Group, in 1979; Executive Vice President,
          Life Sciences Sector, in 1981; Executive Vice
President, Industrial and Consumer Sector, in 1984; Executive
          Vice President, Industrial and Electronic Sector, in
1987; Executive Vice President, Information and Imaging
          Technologies Sector, in 1989; and Chairman of the Board
and Chief Executive Officer, in 1991. He is a
          director of Cargill, Incorporated, Cray Research, Inc.,
Dayton Hudson Corporation, General Mills, Inc., and
          Vulcan Materials Company. He is also Chairman of
National Junior Achievement Inc. and a trustee of the
          University of
          Minnesota Foundation.
          Director since 1986
          Shares Held 49,939
          **Includes 23,046 shares of Profit Sharing Stock held
by the Company and subject to forfeiture. Not included
          are options exercisable within 60 days: 1,569 shares at
$63.70 per share; 1,382 shares at $72.35 per share;
          1,243 shares at $80.40 per share; 1,130 shares at
$88.45 per share; 15,396 shares at $95.75 per share; and
          19,583 shares at $103.90 per share.


[photo]     ALLEN E. MURRAY, 65, Retired Chairman of the Board
and Chief Executive Officer, Mobil Corporation,
          petroleum exploration and manufacturing and marketing
of petroleum and petroleum-based products, Fairfax,
          Virginia; Chairman of the Audit and Member of the Board
Organization Committees. Mr. Murray has been a
          director of Mobil Corporation from 1977, was Chairman
of the Board, President, and Chief Executive Officer
          from 1986 until 1993, and Chairman and Chief Executive
Officer until March 1994. He retired from Mobil this
          year. He is a director of Metropolitan Life Insurance
Company, Martin Marietta Corporation, and Morgan
          Stanley Group, Inc. He is also a director of the
American Petroleum Institute, a trustee of New York
          University, and a member of the Chase Manhattan Bank
International Advisory Committee, The Business Council,
          The Business Roundtable, the Council on Foreign
Relations, and the Trilateral
          Commission.
          Director since 1985
          Shares Held 1,211
          Shares Held as Deferred Stock 4,922


[photo]     F. ALAN SMITH, 62, Retired Executive Vice President
and Director, General Motors Corporation, manufacturer
          and seller of automobiles and automotive products,
Detroit, Michigan; Member of the Audit and Board
          Organization Committees. Mr. Smith had been a director
of General Motors Corporation from 1981 until his
          retirement during 1992. He joined General Motors in
1956; was Treasurer, 1973 to 1975; Vice President,
          Finance, 1975 to 1978; Vice President of General Motors
Corporation and President and General Manager of
          General Motors of Canada Limited, 1978 to 1981, when he
was elected Executive Vice President, Finance. In
          1988, he was elected Executive Vice President,
Operating Staffs and Public Affairs and Marketing Staffs. In
          1992, Mr. Smith retired from General Motors. He is a
Trustee of the Cranbrook Educational Community,
          Bloomfield Hills, Michigan.
          Director since 1986
          Shares Held 2,511
          Shares Held as Deferred Stock 2,071
          Incumbent Directors in the 1996 Class:

[photo]     HARRY A. HAMMERLY, 60, Executive Vice President, Life
Sciences Sector and International Operations; Member
          of the Executive and Finance Committees. Mr. Hammerly
joined 3M in 1955 as an accountant in the Controller's
          organization. He was named Managing Director of 3M Far
East in Hong Kong in 1973; Senior Managing Director
          of Sumitomo 3M in 1975; and in 1979, he was appointed
Area Vice President, Latin America. In 1981, Mr.
          Hammerly was elected Vice President, Australia, Asia,
Canada; in 1982, Vice President, Finance; in 1987,
          Vice President, Europe; in 1989, Executive Vice
President, Industrial and Electronic Sector; and, in 1991,
          Executive Vice President, International Operations and
Corporate Services. In 1994, he was elected Executive
          Vice President, Life Sciences Sector and International
Operations. Mr. Hammerly is a director of Cincinnati
          Milacron, Inc., The Geon Company, and the National
Association of Manufacturers; and a member of the Board
          of Trustees of the University of St. Thomas and the
Manufacturers Alliance for Productivity and Innovation.
          Director since 1990
          Shares Held 20,390
          **Includes 5,088 shares of Profit Sharing Stock held by
the Company and subject to forfeiture.Not included
          are options exercisable within 60 days: 2,075 shares at
$87.90 per share; 9,346 shares at $93.50 per share;
          10,170 shares at $88.45 per share; 10,256 shares at
$95.75 per share; and 9,834 shares at $108.45 per share.

[photo]     RONALD A. MITSCH, 59, Executive Vice President,
Industrial and Consumer Sector and Corporate Services;
          Member of the Executive and Finance Committees. Dr.
Mitsch joined 3M in 1960 as a senior chemist in the
          central research laboratories and served in several
laboratory assignments until he was named Managing
          Director of 3M Netherlands in 1979. In 1981, Dr. Mitsch
was named Research and Development Vice President
          for the Life Sciences Sector; in 1985, Group Vice
President for the Traffic and Personal Safety Products
          Group; and in 1990, Senior Vice President, Research and
Development. In 1991, he was elected Executive Vice
          President, Industrial and Consumer Sector and Corporate
Services. Dr. Mitsch is a director of Lubrizol
          Corporation, Shigematsu Works, Inc., Ltd., and the SEI
Center for Advanced Studies in Management; and a
          member of the Board of Trustees of Hamline University.
          Director since 1993
          Shares Held 11,181
          **Includes 1,260 shares of Profit Sharing Stock held by
the Company and subject to forfeiture. Not included
          are options exercisable within 60 days: 1,697 shares at
$58.90 per share; 1,569 shares at $63.70 per share;
          1,382 shares at $72.35 per share; 1,243 shares at
$80.40 per share; 1,130 shares at $88.45 per share; 2,327
          shares at $90.85 per share; 11,300 shares at $95.75 per
share; and 5,877 shares at $108.45 per share.

[photo]     ROZANNE L. RIDGWAY, 58, Co-Chair, The Atlantic
Council of the United States, an association to promote
          better understanding of major international security,
political, and economic problems, Washington, D.C.;
          Member of the Board Organization and Compensation
Committees. Ambassador Ridgway served in the U.S. Foreign
          Service from 1957 to 1989, including assignments as
Ambassador for Oceans and Fisheries Affairs, Ambassador
          to Finland, Counselor of the Department of State,
Ambassador to the German Democratic Republic, and from
          1985 and until her retirement in 1989, Assistant
Secretary of State for European and Canadian Affairs. She
          became President of the Atlantic Council of the United
States in 1989 and was named Co-Chair in 1993. She is
          a director of Bell Atlantic Corporation, The Boeing
Company, Citicorp, RJR Nabisco, Sara Lee Corporation,
          and Union Carbide; a member of the International
Advisory Board of the New Corporation; Vice Chairman, the
          American Academy of Diplomacy; a director of the
Council on Ocean Law; and a Fellow, the National Academy of
          Public Administration.
          Director since 1989
          Shares Held 330
          Shares Held as Deferred Stock 1,997

[photo]     FRANK SHRONTZ, 62, Chairman of the Board and Chief
Executive Officer, The Boeing Company, manufacturer and
          seller of aircraft and related products; Member of the
Compensation and Public Issues Committees. Mr.
          Shrontz joined The Boeing Company in 1958. In 1973, he
took leave of absence from Boeing to serve as
          Assistant Secretary of the Air Force and became
Assistant Secretary of Defense in 1976. In 1977, Mr. Shrontz
          returned to Boeing. After several assignments, he was
named President and a member of the Board of Directors
          of Boeing in 1985. In 1986, he was named Chief
Executive Officer and, in 1988, Chairman of the Board. Mr.
          Shrontz is a director of Boise Cascade Corporation and
Citicorp. He is a member of the Washington Roundtable
          and Vice Chairman of the New American Schools
Development Corporation. He is also a member of the Advisory
          Committee for Trade Policies and Negotiations, the
Defense Policy Advisory Committee on Trade (DPACT), the
          Business Council, and the Policy Committee of the
Business Roundtable.
          Director since 1993
          Shares Held 1,056

[photo]     LOUIS W. SULLIVAN, 60, President, Morehouse School of
Medicine, Atlanta, Georgia; Member of the Audit and
          Public Issues Committees. Since completion of his
medical training, Dr. Sullivan has held both professional
          and administrative positions in health care facilities
and medical training institutions. He joined
          Morehouse College as Professor of Biology and Medicine
in 1975 and was the founding dean and director of the
          Medical Education Program at the college. He was named
President of Morehouse School of Medicine in 1981. He
          served as Secretary, United States Department of Health
and Human Services from 1989 to 1993. He returned to
          Morehouse School of Medicine in 1993. Dr. Sullivan is a
director of Bristol-Myers Squibb Company, CIGNA
          Corporation, General Motors Corporation, Household
International, and Medical Review Systems, Inc. He is
          also a director of the Boy Scouts of America and the
Friends of the National Library of Medicine; and a
          member of the Little League Foundation and the National
Medical Foundation.
          Director since 1993
          Shares Held 217

Compensation Committee Report on Executive Compensation

This report was prepared at the direction of the Compensation Committee of the Board of Directors (the "Committee") which is composed entirely of non-employee directors of the Company. The Committee establishes and periodically reviews compensation levels and policies for the CEO and other executive officers, and authorizes short and long-term compensation in the form of cash or stock. The current members of the Committee are Edward A.
Brennan, who serves as Chairman, Allen F. Jacobson, Rozanne L.
Ridgway and
Frank Shrontz.

In determining the amount and type of executive compensation, the Committee seeks to achieve the following objectives: (1) attract, motivate and retain talented, competent and resourceful executive officers by providing competitive compensation; (2) encourage executives to hold significant amounts of stock; and (3) require that a substantial portion of executive compensation is variable and "at risk" by being tied to quantifiable short-term and long-term measures of the Company's performance. Executive compensation is based on performance of the Company against a combination of financial and non-financial criteria, ranging from achieving earnings and sales growth targets to upholding the Company's Statement of Corporate Values
(which include customer satisfaction through superior quality and value, attractive investor return, ethical business conduct, respecting the environment and fostering employee pride in the Company).

The Committee begins the process of establishing the amount of compensation for the CEO and other executive officers by reviewing compensation surveys of selected peer companies. The surveys are primarily conducted by independent consultants specializing in executive compensation. The peer companies included in the compensation surveys are selected by the independent consultants. These peer companies consist of large industrial companies which are most likely to be competitors for executive talent. Several different surveys have been utilized which include groups of twenty five
(25) to
seventy five (75) different companies. The objective of the Committee is to use the survey data to establish the amount of total compensation at a competitive level. The Committee does not target any specific quartile of the survey data for total compensation or any component of total compensation
(e.g., Base Salary, Profit Sharing, Performance Unit Plan or
Stock Options).
The Committee's objective of achieving the total compensation at a competitive level has resulted in short-term compensation (base salary and profit sharing) falling slightly below the median and long-term compensation
(performance unit plan and stock options) falling at or slightly above the median. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare shareholder returns. Thus, the peer group for purposes of the compensation surveys is not the same as the peer group index in the Comparison of Five Year Cumulative Total Return graph included on page 20 of this Proxy Statement.

After the Committee has established the amount of total compensation for the
CEO and other executive officers, the Committee next determines what percent of the total compensation for a particular individual should be allocated to short-term compensation in the form of base salary and profit sharing, and long-term compensation in the form of the performance unit plan and stock options. This determination is subjective but is based on information from the compensation surveys and the objectives for executive compensation referred to above. It is the Committee's long-standing policy that variable, at risk compensation, both short and long-term, should make up a significant portion of executive compensation. Depending upon the level of the executive, the Committee targets between forty five percent (45%) and sixty five percent
(65%) of executive compensation to be variable and at risk by being tied to quantifiable measures of the Company's performance. Because performance-based compensation is such a significant part of executive compensation, it is the policy of the Committee to maximize the deductibility of the performance-based compensation (e.g., profit sharing, performance unit plan and stock options) paid to the CEO and other executive officers under Section
162(m) of the Internal Revenue Code. Technical amendments may be necessary to insure the Company's performance-based compensation plans conform to the requirements of Section 162(m). However, none of the proposed amendments would have had any effect on 1993 awards. Each of the components of short- and long-term executive compensation is described in greater detail below.

BASE SALARY

The Committee establishes base salaries annually in relation to base salaries paid by the selected peer companies from the compensation surveys. Base salaries may be adjusted from time to time according to guidelines established for all employees to reflect increased salary levels within the peer group, increased responsibilities, or individual performance. The
Committee does not use financial performance factors, such as earnings per share, in establishing Base Salary. This is the only component of executive compensation that is not variable.

PROFIT SHARING

Profit sharing is variable compensation based on the quarterly consolidated net income of the Company and is used to focus management attention on profits and the effective use of assets. The number of profit sharing units granted to the CEO and executive officers is determined by the Committee as part of the overall compensation. The number of profit sharing units allocated to each of the named executive officers is established by the
Committee, in the exercise of its collective judgment, to achieve the appropriate ratio between short-term performance-based compensation and other forms of compensation and to reflect the level of responsibility of the respective executive officer. The amount payable with respect to each profit sharing unit is determined by dividing the Company's consolidated quarterly net income, less a quarterly reserve of two and one-half percent (21/2%) of stockholders' equity (or approximately ten percent (10%) on an annual basis), by the number of outstanding shares of the Company's common stock. Because of the required minimum return on stockholder equity, the amount of compensation paid under the profit sharing plan tends to rise and fall relatively more sharply than changes in net income. No amount will be payable under the profit sharing plan if the Company's quarterly net income is equal to or less than the quarterly reserve of two and one-half percent (21/2%) return on stockholders' equity. Profit sharing payments are subject to limitations when individual amounts exceed specified relationships to Base Salary. For the executive officers listed in the Summary Compensation Table, a portion of profit sharing is paid in cash and a portion is paid in stock which is held by the Company for ten years or until age 65, whichever occurs first. The ratio between that portion of profit sharing paid in cash and the portion paid in stock to the named executive officers for 1993 is subjective and varies from year to year and among executive officers. However, the more senior executive officers have generally been paid a larger portion of profit sharing in stock than less senior executive officers. (The Company's Profit
Sharing Plan is more fully described on pages 12 and 22-24 of this Proxy
Statement).

PERFORMANCE UNIT PLAN

The Performance Unit Plan is variable compensation based on the Company's long-term performance. The number of performance units allocated to each of the named executive officers is established by the Committee, in the exercise of its collective judgment, to achieve the appropriate ratio between long-term performance-based compensation and other forms of compensation. The number of performance units granted to the CEO and executive officers is determined by the Committee as part of the overall compensation. The amount payable with respect to each performance unit granted is determined by and is contingent upon attainment of the performance criteria described below over the performance period 1993-1995 (each year weighted equally). The performance criteria have been selected to focus management attention on the quality of future earnings and assets and on global real sales growth. (The
Company's Performance Unit Plan is more fully described on pages
17-18 and 24
of this Proxy Statement.)

PERFORMANCE CRITERIA:

(1) "Relative ROCE" - is the percentage determined by dividing the Company's average return on capital employed by the average return on capital employed of the companies included, at the end of each year of the performance period, in the Standard and Poor's Industrial Index ("S&P 400 ROCE"); and


(2) "Sales Growth" - is the percentage amount by which the Company's real sales growth (sales growth adjusted for inflation and currency effects) exceeds the weighted average of real growth reflected by the Industrial
Production Index for seven major industrial countries (the "Big 7
IPI").

PERFORMANCE UNIT PLAN PAYMENTS:

The amount payable with respect to each performance unit is $100 if both the
Relative ROCE and Sales Growth targets are achieved and is payable on January
1, 1999 in the form (at the discretion of the Committee) of cash, stock or a combination of cash and stock. The maximum amount payable with respect to each performance unit is $200. No amount will be payable under the performance unit plan if either the Company's cumulative ROCE is less than one hundred fifty (150%) of the S&P 400 ROCE or if Sales Growth (as defined above) is less than zero percent (0%).

STOCK OPTIONS

The Company's Stock Option plan is also variable compensation based on the market appreciation of the Company's Common Stock and is designed to increase ownership of the Company's stock. The Company makes stock option grants annually at one hundred percent (100%) of the market price on the date of grant. The options may be exercised after one year and have a ten year life.
The number of shares under options to be granted to the CEO and executive officers is determined by the Committee as part of the overall compensation.
The awards are designed to keep total compensation competitive with awards made by companies in the survey group, and as such require subjective judgment as to the value of the award. The number of option shares currently held by each executive is not considered in determining awards. Stock options encourage executives to become owners of the Company which further aligns their interests with the shareholders. Options have no value unless the price of the Company's stock increases.

CHIEF EXECUTIVE OFFICER COMPENSATION

The compensation of Livio D. DeSimone, Chairman of the Board and
Chief
Executive Officer, is determined by the same process and consists of the same short- and long-term components as for the other executive officers listed in the Summary Compensation Table, namely base salary, profit sharing, performance unit plan and stock options. The only difference is that a higher portion of Mr. DeSimone's total compensation is variable and at risk by being tied to quantifiable measures of the Company's performance. These measures are quarterly net income, Relative ROCE and Sales Growth, as those terms are defined above, and appreciation in the value of 3M stock. In addition, the compensation paid to Mr. DeSimone is also based on performance against non-financial measures, such as upholding the Company's Statement of
Corporate Values (which include customer satisfaction through superior quality and value, attractive investor return, ethical business conduct, respecting the environment and fostering employee pride in their company), management succession planning and the general overall perception of the
Company by financial and business leaders. In order to keep Mr. DeSimone's total compensation competitive, the Committee increased his base salary in
1992 which is reflected in the Summary Compensation Table on page
11 of this
Proxy Statement as a higher base salary for 1993. The Committee did not increase his base salary or the number of profit sharing units in 1993.
Because of increased earnings in 1993, Mr. DeSimone's profit sharing cash and profit sharing stock was greater in 1993 than in 1992. The Committee awarded
Mr. DeSimone the same number of performance units (7,700) and stock options
(22,700) as it awarded him in 1992.

The Compensation Committee

Edward A. Brennan, Chairman
Allen F. Jacobson
Rozanne L. Ridgway
Frank Shrontz

EXECUTIVE COMPENSATION

The following tabulation shows compensation for services rendered in all capacities to the Company and its subsidiaries during 1993, 1992, and 1991 by the Chief Executive Officer and the next four highest-paid executive officers.

                              SUMMARY COMPENSATION TABLE

                                                    Annual
Compensation (1)

                                                      Profit
Sharing    Other Annual
                                           Salary      Cash
(Bonus)     Compensation
  Name and Principal Position     Year       ($)          ($)(2)

        ($)(4)

Livio D. DeSimone,               1993    $759,600    $248,130

    $--
Chairman of the Board and        1992    742,400     225,524

    52,170
Chief Executive Officer          1991    540,120     145,204

    --
(Effective November 1, 1991)

Jerry E. Robertson,              1993    446,400     175,897

    --
Executive Vice President         1992    446,400     169,198

    --
                                 1991    433,440     132,079

    --

Harry A. Hammerly,               1993    441,600     161,009

    --
Executive Vice President         1992    441,600     154,876

    --
                                 1991    408,000     143,373

    --


Ronald A. Mitsch,                1993    393,000     187,476

    --
Executive Vice President         1992    375,400     163,007

    --
(Effective August 1, 1991) and   1991    267,340     129,994

    --
Senior Vice President (Until
July 31, 1991)

Lawrence E. Eaton,               1993    390,000     186,925

    --
Executive Vice President         1992    375,200     159,678

    --
(Effective September 1, 1991)    1991    258,240     132,688

    --


                               SUMMARY COMPENSATION TABLE

                                                  Long Term
Compensation (1)
                                                 Awards

     Payouts
                                   Profit Sharing
                                       Stock            Options

    Performance
                                    (Restricted         Granted

     Unit Plan       All Other
                                   Stock Awards)      (# - Number

       (LTIP)      Compensation
  Name and Principal Position        ($)(2)(3)       of
Shares)(5)    Payouts ($)(6)     ($)(7)

Livio D. DeSimone,               $330,013           42,283

  $550,800         $54,595
Chairman of the Board and         317,444           40,465

   507,500          34,414
Chief Executive Officer           293,864           11,300

   540,800          --
(Effective November 1, 1991)

Jerry E. Robertson,               237,653           24,797

   550,800          54,595
4,595
Executive Vice President          228,602           22,825

   507,500          34,414
                                  211,621           20,181

   540,800          --

Harry A. Hammerly,                105,455           21,134

   550,800          54,595
Executive Vice President          101,439           20,646

   507,500          22,781
                                   84,943           18,226

   540,800          --

Ronald A. Mitsch,                  55,953           17,177

   275,400          13,828
Executive Vice President           38,040           15,719

   130,500           9,275
(Effective August 1, 1991)         21,290            8,596

   135,200          --
and Senior Vice President


(Until July 31, 1991)



Lawrence E. Eaton,                 51,931           19,567

   145,350          13,828
Executive Vice President           37,114           16,772

   130,500           9,275
(Effective September 1, 1991)      12,780            4,800

   135,200           --


(1) The amounts shown in the Summary Compensation Table do not include amounts expensed for financial reporting purposes under the Company's pension plan. The plan is a defined benefit plan. The amounts shown in the Table do, however, include those amounts voluntarily deferred by the named individuals under the Company's Deferred Compensation Plan. The Deferred Compensation
Plan allows management personnel to defer portions of current base salary, profit sharing, and performance unit compensation otherwise payable during the year.

(2) The amounts shown under the headings "Profit Sharing Cash
(Bonus)" and
"Profit Sharing Stock (Restricted Stock Awards)" are payments received under the Profit Sharing Plan. The terms "(Bonus)" and "(Restricted Stock Awards)" are included to satisfy the requirements of the Securities and Exchange
Commission ("SEC"). These payments are based upon the Company's performance and are variable in accordance with a predetermined formula. The Compensation
Committee does not view these payments as bonus payments or restricted stock awards as these terms are most often used. The Committee views bonus plans as plans which provide for annual (as opposed to quarterly) payments from a pool rather than based on a strict formula related to earnings per share, and restricted stock awards are generally outright grants of stock as opposed to payment in the form of stock held in the custody of the company (restricted period) in lieu of cash under a formula based profit sharing plan.

Generally, profit sharing is paid in cash; however, senior executive management, as determined by the Compensation Committee, receive a portion of their profit sharing in shares of the Company's common stock (see footnote 3 on this page).

The Company's profit sharing plan provides for quarterly payments based upon net income after deducting an allowance for a predetermined 10% annual rate of return on stockholder equity and is determined by multiplying the number of profit sharing units awarded to an individual by this quarterly net income divded by the number of the outstanding shares of the Company's Common Stock.
Because of the required minimum return on stockholder equity, profit sharing tends to rise and fall relatively more sharply than changes in net income.

The number of profit sharing units awarded to the individuals named is determined by the Compensation Committee and is intended to reflect the level of responsibility of the respective individual. Profit sharing payments are subject to limitations when individual amounts exceed specified relationships to base salary. Approximately 4,300 management employees currently participate in profit sharing, including the five individuals in the summary compensation table.

(3) The amount shown under the heading "Profit Sharing Stock
(Restricted
Stock Awards)" represents the portion of profit sharing issued as common stock to the named individuals, valued at 100% of the fair market value on the date issued. The number of shares is determined by the Company's quarterly net income performance. However, payment is deferred and conditional upon continued employment by the Company. Therefore, pursuant to
SEC rules, it is included under the headings of "Long Term
Compensation."

The shares are held in the custody of the Company for a period of ten years or to retirement at age 65, whichever occurs first. Any termination of employment, prior to that time, without the consent of the Compensation
Committee or the Board of Directors, other than upon death or permanent disability, will result in forfeiture of the Profit Sharing Stock. The recipient is entitled to receive dividends and vote these shares in the same manner as any other holder of the Company's common stock during the period of custody by the Company.

From the time of issuance throughout the Restricted Period, Profit Sharing
Stock rises or falls in value in direct relationship to the Company's common stock market performance. Consequently, Profit Sharing Stock reflects both short-term and long-term performance elements.
The named individuals have accumulated, in several cases over six years, the following shares of the Company's common stock under the Company's profit sharing plan as of December 31, 1993, valued for these purposes at the fair market value of such stock on December 31, 1993, and also on the respective dates when the shares were issued into the custody of the
Company:

                                 Value           Value
Name               Shares     at 12/31/93     When Issued
L.D. DeSimone      23,046     $2,506,253      $1,930,567
J.E. Robertson     14,582      1,585,793       1,243,633
H.A. Hammerly       5,088        553,320         461,120
R.A. Mitsch         1,260        137,025         124,434
L.E. Eaton          1,005        109,294         101,739

(4) "Other Annual Compensation" includes the following, to the extent that the aggregate thereof exceeds $50,000: personal benefits received by the named individuals, amounts reimbursed the individuals during the year for payment of taxes, and that portion of interest above market rates (as determined by the Securities and Exchange Commission) earned on that compensation voluntarily deferred by the individuals. The personal benefits included in these numbers represent the amount of personal financial planning services and personal air travel on corporate aircraft imputed to the individual as income for tax purposes. In the case of Mr. DeSimone, ninety four percent (94%) of the "Other Annual Compensation" received in 1992 was a result of income imputed to him for travel.

(5) The number of stock options shown in this column includes both annual grants of incentive and nonqualified stock options and Progressive Stock
Options, which are described more fully in footnote 1 on page 16.


(6) "LTIP Payouts" reflects the value of the total grant for each individual after the three year performance period (e.g., for 1993, the performance period is 1991-1993), but no amount will be paid to these individuals under the grant for an additional three years pursuant to the terms of the grant.
The numbers shown represent estimates based upon information available as of
February 28, 1994. During this additional three year period, interest will be paid at a rate determined by the Company's ROCE performance.

(7) "All Other Compensation" includes that amount of Performance
Unit Plan
earnings allocated during the year to the base amounts determined after the three-year performance periods of each respective grant, to the extent that such earnings are in excess of market interest rates (as determined by the
Securities and Exchange Commission).

STOCK OPTIONS TABLE

The following tabulation shows for each person named in the Summary
Compensation Table the specified information with respect to option grants during 1993.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                     Individual Grants
                                            % of Total

                                Grant Date
                          Options/         Options/SARs

                                  Value
                            SARs              Granted
Exercise or                          Grant Date
                        Granted (#)       to Employees in
Base Price      Expiration      Present Value ($)
        Name                (1)             Fiscal Year
($/Sh) (2)         Date                (4)


L.D. DeSimone               22,700              1.062%
$113.25           5-11-2003        $   473,295
                             2,832              0.132
103.90           5-06-1999             31,577
                             7,639              0.357
103.90           5-05-2000             85,175
                             9,112              0.426
103.90           5-14-2001            101,599

J.E. Robertson              11,300              0.529
113.25           5-11-2003            235,605
                                89              0.004
108.45           5-06-1994              1,045
                               427              0.020
108.45           5-12-1995              5,013
                             6,505              0.304
108.45           5-06-1999             76,369
                             3,116              0.146
108.45           5-05-2000             36,582
                             3,360              0.157
108.45           5-14-2001             39,446

H.A. Hammerly               11,300              0.529
113.25           5-11-2003            235,605
                             1,661              0.078
108.45           5-08-1998             19,500
                             2,544              0.119
108.45           5-06-1999             29,867
                             5,629              0.263
108.45           5-05-2000             66,084

R.A. Mitsch                 11,300              0.529
113.25           5-11-2003            235,605
                             1,734              0.081
108.45           5-09-1997             20,357
                               948              0.044
108.45           5-06-1999             11,130
                             3,195              0.149
108.45           5-14-2001             37,509

L.E. Eaton                  11,300              0.529
113.25           5-11-2003            235,605
                             2,258              0.106
108.45           5-09-1997             26,509
                               216              0.010
108.45           5-08-1998              2,536
                             2,598              0.122
108.45           5-06-1999             30,501
                             3,195              0.149
108.45           5-14-2001             37,509
All Optionees (4,355
 Participants)           2,138,014            100.000%
113.25(2)     5-10-2003(3)        $42,233,461

(1)  The Company does not grant any stock appreciation rights
(SARs). The
options shown for each individual include both annual grants of Incentive
Stock Options and nonqualified stock options and grants of Progressive Stock
Options ("PSO"). The first grant shown for each individual is the annual grant. The remaining lines are PSOs. The PSO grants for each individual were made on a single date, but are, pursuant to SEC rules, shown in multiple lines because of different expiration dates.

 PSO grants were made to participants who exercised nonqualified stock options and who made payment of the purchase price using shares of previously owned Company common stock. The PSO grant is for the number of shares equal to the shares utilized in payment of the purchase price and tax withholding, if any. The option price for the PSO is equal to 100% of the market value of the Company's common stock on the date of the exercise of the primary option.
The option period is equal to the remaining period of the options exercised.

  Company common stock used for payment must have been owned by the participant for at least six months, and only one exercise of nonqualified options per participant per calendar year will be eligible for PSO grants by the Committee.

 The presence of PSOs encourages early exercise of nonqualified stock options, without foregoing the opportunity for further appreciation, and promotes retention of the Company stock acquired.
 In any event, a participant receiving an annual grant of nonqualified stock options can never acquire more shares of Company common stock through successive exercises of the initial and subsequent PSO grants than the number of shares covered by the initial annual grant from the Committee.


(2) All options granted during the period were granted at the market value on the date of grant, or the date of exercise of the primary option in the case of Progressive Stock Options, as calculated from the average of the high and low prices reported on the New York Stock Exchange Composite Index. The option price shown for the "All Optionees" line is $113.25 since the vast majority of options granted during 1993 carried that price.

(3) The expiration date for the "All Optionees" line is shown as May 10,
2003, since that is the applicable date for the vast majority of options granted during 1993.

(4) Pursuant to the rules of the Securities and Exchange
Commission, the
Company has elected to provide a grant date present value for these option grants determined by a modified Black-Scholes or binomial option pricing model. Among key assumptions utilized in this pricing model were:
(i) that
the time of exercise of Incentive Stock Options would be four years, and of
PSOs would be two years, into the term of the option, which could be for terms as long as ten years, in recognition of the historical exercise patterns at the Company for these types of options; (ii) expected volatility of 17.3%; (iii) risk-free rate of return of 3.5% for two years, and 5% for four years; and (iv) dividend growth rate of 8.6%. No adjustments for non-transferability or risk of forfeiture have been made. The Company voices no opinion that the present value will, in fact, be realized and expressly disclaims any representation to that effect.

               OPTION EXERCISES AND YEAR-END VALUE TABLE

The following tabulation shows for each person named in the Summary
Compensation Table the specified information with respect to option exercises during 1993 and the value of unexercised options at the end of 1993.

                          AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR, AND FY-END OPTION VALUE

                   Shares

                 Value of Unexercised
                  Acquired                           Number of
Unexercised          In-the-Money Options
                on Exercise    Value Realized        Options at
FY-End (#)            at FY-End ($)(1)
      Name          (#)           ($)(1)        Exercisable
Unexercisable    Exercisable  Unexercisable(2)
L.D. DeSimone       1,033         $ 15,288          67,185
22,700         $943,058      --
J.E. Robertson     22,524          678,954          52,456
11,300          657,154      --
H.A. Hammerly      14,118          396,454          45,784
11,300          625,239      --
R.A. Mitsch         9,741          297,666          32,292
11,300          560,786      --
L.E. Eaton          9,418          176,012          28,553
11,300          337,636      --

(1) The "Value Realized" or the unrealized "Value of Unexercised
In-the-Money
Options at FY-End " represents the aggregate difference between the market value on the date of exercise or at December 31, 1993, in the case of the unrealized values, and the applicable exercise prices. These differences accumulate over what may be, in many cases, several years. These stock options all have option periods of ten years when first granted, and
Progressive Stock Options have option periods equal to the remaining option period of the initial nonqualified options resulting in Progressive Stock
Options.

(2)  This column reflects that the fair market value at December
31, 1993,
was lower than the option price of the options not exercisable at that date.

                        LONG-TERM INCENTIVE PLAN AWARDS TABLE

The following tabulation shows for each person in the Summary
Compensation
Table the specified information with respect to awards during 1993 under the
Company's Performance Unit Plan.

                                 LONG-TERM INCENTIVE PLAN AWARDS
IN LAST FISCAL YEAR

Estimated Future Payouts
                                                          under
Non-Stock Price Based Plans(3)
                                    Performance or
                     Number of       Other Period
                   Shares, Units         Until
                      or Other        Maturation
      Name         Rights (#)(1)     or Payout (2)    Threshold
($)   Target ($)    Maximum ($)

L.D. DeSimone          7,700          6 years                $0

      $770,000      $1,540,000
J.E. Robertson         3,700          6 years                 0

       370,000         740,000
H.A. Hammerly          3,700          6 years                 0

       370,000         740,000
R.A. Mitsch            3,700          6 years                 0

       370,000         740,000
L.E. Eaton             3,700          6 years                 0

       370,000         740,000

(1) The Company's Performance Unit Plan provides long-term compensation to approximately 150 key management personnel based upon the Company's attainment of long-term performance and growth criteria.

It is administered by the Compensation Committee, none of the members of which are current employees of the Company. The Committee has sole discretion in the selection of participants, performance criteria, size of awards, performance period, and the timing and form of payment, as well as all other conditions regarding awards.

To date, the Committee has established the performance goals based on criteria of return on capital employed and sales growth. More detail about current performance goals is available in the Compensation Committee Report on page 9. Performance units awarded to date have been assigned a face value of $100 each. However, the actual amount of the payments is based upon the
Company's attainment of the performance goals. If the targets established by the Committee are attained during the performance periods, the performance unit will have a value of $100 at the end of the performance period. If the target is not attained, the value will be less than $100 and, if exceeded, will be more than $100. The ultimate value of the performance unit can vary from no value to $200, depending upon actual performance.

Payment is contingent upon continued employment to the payment date or earlier retirement under the Company's pension plan. Participants receiving awards during 1993, including the five executive officers in the Summary
Compensation Table, will receive payment in 1999, provided that such individuals continue employment with the Company until such payment date
(except in the event of death, retirement, or disability).
Payment under the
Plan may be made in cash, shares of the Company's common stock, or any combination of cash and stock, at the discretion of the Compensation
Committee. In the past, payment has only been made in cash.

(2) The awards granted during 1993 will be determined by the Company's attainment of return on capital employed and sales growth criteria during a three-year performance period of 1993, 1994, and 1995. More detail about current performance goals is available in the Compensation Committee Report on page 9. However, there will be an additional three-year involuntary holding period thereafter during which the base amounts determined during the performance period will earn interest and remain subject to forfeiture if the participant discontinues employment for any reason other than death, disability, or retirement.

(3) The estimated future payouts do not include any interest factor which would be earned during the three-year involuntary holding period following the performance period. Interest during the involuntary holding period would accrue at a rate equal to 50% of the return on capital employed of the
Company during the three years and would be payable, together with the base award, in 1999.

PENSION PLAN TABLE

The following table sets forth the estimated annual benefits payable to the
Company's executive officers upon retirement in specified remuneration and years of service classifications.

                                 Annual Retirement Benefits
                                   With Years of Service
                                       Indicated (2)
       Average
  Annual Earnings
 During the Highest
  Four Consecutive
  Years of Service        30          35          40           45

         (1)             years       years       years
years
$600,000               $267,447    $312,022    $346,522    $
381,022
800,000                 357,447     417,022     463,022
509,022
1,000,000               447,447     522,022     579,522
637,022
1,200,000               537,447     627,022     696,022
765,022
1,400,000               627,447     732,022     812,522
893,022
1,600,000               717,447     837,022     929,022
1,021,022

(1) Earnings include base salary, profit sharing cash, and the value of
Profit Sharing Stock (at the time of award) actually earned by the par-ticipant and does not include any other forms of remuneration. The ben-efits are computed on the basis of straight-life annuity amounts, and are not subject to any deduction for social security or other offset amounts.

(2) To provide for the retirement security of its employees, the Company has defined benefit pension plans for U.S. employees. These plans are fully paid by the Company, and employees become vested after five years of service.
Under the plans, a participant may retire with an unreduced pension at age
60, and if the participant's age and service total at least 90, he or she would receive a social security bridge to age 62.

The five individuals listed in the Summary Compensation Table are presently entitled to the respective years of service credit set opposite their names:

L.D. DeSimone                             37
J.E. Robertson (Retired March 1, 1994)    31
H.A. Hammerly                             39
R.A. Mitsch                               34
L.E. Eaton                                34

DIRECTORS' FEES

Directors who are not employed by the Company received in 1993 an annual fee of $35,000, of which $10,000 was determined by a committee, comprised entirely of employee directors, to be paid only in common stock of the
Company, if, at the time of payment, the nonemployee director owned less than
10,000 shares of the Company's common stock. Committee chairmen, not employed by the Company, receive an additional fee of $5,000 per year. Nonemployee directors are paid $1,500 for attendance at meetings of the Board of
Directors and $1,000 for attendance at meetings of Committees of the Board.
No directors' fees are paid to directors who are also employees of the
Company. During the last full fiscal year, there were four meetings of the
Board of Directors, and all nonemployee directors had four scheduled meetings of Committees of the Board.

All incumbent Directors and nominees for reelection attended 75 percent or more of Board and Committee meetings. The average attendance was in excess of
90 percent of all Board and Committee meetings.

Pursuant to the terms of the Company's 1992 Directors Stock
Ownership
Program, nonemployee directors may elect to defer payment of all or a portion of the foregoing fees payable in cash through a deferred cash or common stock equivalents account. This permits nonemployee directors to build identity of interest with stockholders generally through the deferred stock which is equivalent to the Company's common stock, except that shares of deferred stock may neither be voted or disposed. In addition, nonemployee directors, who serve more than one year as such, are paid retirement income equal to the annual retainer in effect at the time of their retirement for a period equal to their length of service on the Board as a nonemployee director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Committee are Messrs. Brennan, Chairman,
Jacobson, and
Shrontz, and Ambassador Ridgway.

Mr. Jacobson retired on November 1, 1991, as Chairman of the
Board and Chief
Executive Officer of the Company. The Securities and Exchange Commission requires that Mr. Jacobson's participation on the Committee be characterized as "insider participation" based upon his former employment with 3M. The
Board of Directors believes that Mr. Jacobson's participation in the deliberations of the Committee provides continuity and specific knowledge about individual performances and, further, that no conflicts of interest exist. Mr. Jacobson did not participate in any grant or award decisions of the Committee during the one-year period following his retirement or with regard to any matter that might affect him personally.

3M STOCK PERFORMANCE GRAPH

The graph below compares the Company's cumulative total shareholder return, overall stock market performance with reinvested dividends, during the five fiscal years preceding December 31, 1993, against the Standard & Poor's 500
Stock Index and the Dow Jones Industrial Average, both of which are well-known and published industry indices. The Company is included in both the S&P 500 Stock Index and the Dow Jones Industrial group of 30 companies.
The Company, as a highly diversified manufacturer and seller of a broad line of products, is not easily categorized with other more specific industry indices.

            COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG

              3M, S&P 500 INDEX AND DOW JONES INDUSTRIAL AVERAGE

            1988      1989      1990      1991      1992
1993


3M         100.00    133.07    148.44    165.23    186.26
207.60
DJIA       100.00    132.19    131.41    163.19    175.28
204.97
S&P500     100.00    131.60    127.51    166.19    178.83
196.78

TRANSACTIONS WITH MANAGEMENT

During 1993, nine executive officers and directors had loans outstanding with the Eastern Heights State Bank of Saint Paul, a subsidiary of the Company.
These loans were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons of comparable circumstances and did not involve more than normal risk of collectibility or present other unfavorable features.

        AUDIT, COMPENSATION, AND BOARD ORGANIZATION COMMITTEES
                    OF THE BOARD OF DIRECTORS

The Audit, Compensation, and Board Organization Committees are standing
Committees of the Board.

AUDIT COMMITTEE

Members of the Audit Committee are Mr. Murray (Chairman), Mrs.
Peters, Mr.
Smith, and Dr. Sullivan. The Committee met four times during 1993. Its primary functions are to recommend independent certified public accountants;
review the scope of the audit examination, including fees and staffing;
review the independence of the auditors; review and approve nonaudit services provided by the auditors; review findings and recommendations of auditors and management's response; review the internal audit and control function; and review compliance with the Company's ethical business practices policy.

COMPENSATION COMMITTEE

Members of the Compensation Committee are Messrs. Brennan
(Chairman),
Jacobson, and Shrontz, and Ambassador Ridgway. The Committee met four times during 1993. Its primary functions are to review management compensation programs, approve compensation changes for senior executive officers, review compensation changes for senior management, and administer management stock option plans (acting without any person who may be a participant under any such plans).

BOARD ORGANIZATION COMMITTEE

Members of the Board Organization Committee are Messrs. DeSimone
(Chairman),
Jacobson, Murray, Ambassador Ridgway, and Mr. Smith. The Committee met four times during 1993. The Committee acts to select and recommend candidates to the Board of Directors to be submitted for election at the Annual Meeting.
The Board of Directors has adopted criteria with respect to its membership and the Committee will consider candidates recommended by stockholders or others in light of these criteria. A stockholder may submit the name of a proposed nominee by writing to the Office of the Secretary, Minnesota Mining and Manufacturing Company, 3M Center, St. Paul, Minnesota 55144. The
Committee also reviews and makes recommendations to the Board of Directors concerning the composition and size of the Board and its committees, frequency of meetings, directors' fees, and similar subjects; reviews and makes recommendations concerning retirement and tenure policy for Board membership; recommends proxies for meetings at which directors are elected;
and audits programs for senior management succession.

SECTION 16 COMPLIANCE

The rules of the Securities and Exchange Commission require disclosure of late Section 16 filings by 3M directors and executive officers. To the best of the Company's knowledge and belief, there was a late filing in June, 1993, of an initial Form 3 on behalf of Louis W. Sullivan, who had been elected a new director at the 1993 Annual Meeting. The initial filing, showing that Dr.
Sullivan then owned none of the Company's securities, was inadvertently overlooked by Company personnel and was not filed within the ten days permitted by the Commission's rules.

ITEM 2. INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee recommended and the Board of Directors appointed the firm of Coopers & Lybrand, independent certified public accountants, to audit the books and accounts of the Company and its subsidiaries for the year 1994. In accordance with the Bylaws of the Company, this appointment is being presented to stockholders for ratification. If the stockholders do not ratify the selection of Coopers & Lybrand, the selection will be reconsidered by the
Board of Directors.

Coopers & Lybrand has audited the Company's books since 1975. The firm has offices and affiliates in most localities throughout the world where the
Company has operations. Audit services provided by the firm in 1993 included:
examination of financial statements of the Company and its subsidiaries;
limited reviews of interim reports; review of filings with the Securities and
Exchange Commission; consultations on matters related to accounting and financial reporting; assisting the Audit Committee in the review of compliance with the Company's ethical business practices policy; preparation of statutory audit reports for certain foreign subsidiaries; and audit of the financial statements of the Company's benefit plans.

Coopers & Lybrand also provided a number of nonaudit services during 1993, all of which were approved or reviewed by the Audit Committee.
The aggregate
fees for these nonaudit services constituted approximately 16 percent of the fees for audit services performed by Coopers & Lybrand.

A representative of Coopers & Lybrand is expected to be present at the stockholders meeting and available to respond to appropriate questions and will be given an opportunity to make a statement, if the representative chooses to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION
OF THE
APPOINTMENT OF COOPERS & LYBRAND, INDEPENDENT CERTIFIED PUBLIC
ACCOUNTANTS,
TO AUDIT THE BOOKS AND ACCOUNTS FOR 1994. PROXIES SOLICITED BY
THE BOARD OF
DIRECTORS WILL BE VOTED FOR RATIFICATION UNLESS A CONTRARY VOTE
IS SPECIFIED.

ITEMS 3 AND 4. PROPOSED EXECUTIVE
 PROFIT SHARING PLAN AND AMENDMENTS
 TO PERFORMANCE UNIT PLAN.

By action of the Board of Directors taken February 14, 1994, two compensation matters are being submitted to stockholders for their approval -- the
Executive Profit Sharing Plan and amendments to the Performance
Unit Plan.
The Executive Profit Sharing Plan is designed to permit qualification for deduction under the Internal Revenue Code of 1986, as amended, of short-term, performance-based compensation that has been in effect for the Company's employees for decades.

                    ITEM 3. EXECUTIVE PROFIT SHARING PLAN.

The Executive Profit Sharing Plan brings before stockholders what has been the Company's basic performance-based cash compensation plan since 1956. This matter is being submitted for stockholder approval in order to maximize deductibility of compensation paid thereunder, pursuant to
Section 162(m) of
the Internal Revenue Code of 1986, as amended. This Plan continues to provide performance-based compensation to the Company's executive officers that they have been receiving for years under the Company's basic Profit Sharing Plan, which currently has approximately 4,300 employee participants.

Current payments under the existing profit sharing plan to the five most highly compensated employees of the Company are set forth in the Summary
Compensation Table on page 11, under the columns captioned
"Profit Sharing
Cash (Bonus)" and "Profit Sharing Stock (Restricted Stock Awards)." More detail about the existing plan is provided in footnotes 2 and 3 on page 12.

Objective: The objective of the proposed plan is to provide a mechanism whereby the most highly compensated employees will have a significant portion of their total compensation measured by the quarterly net earnings of the
Company, and thus be motivated by the opportunity of the Company's overall growth and success.

Participation and Eligibility: Such executive officers of the Company as determined by the Compensation Committee of the Board will be eligible to receive payments hereunder. It is anticipated that, with regard to the first year of operability in 1994, this would include the five executive officers named in the Summary Compensation Table, except Dr. Robertson who has announced his plans for early retirement.

Manner of Payment: Payment will be made on a quarterly basis in cash, common stock, or a combination of cash and stock as determined by the Compensation
Committee of the Board. If payable in shares of the Company's common stock, the shares of Profit Sharing Stock will be issued and granted under the
Company's 1992 Management Stock Ownership Program which was approved by the
Company's stockholders in 1992, or a similar successor plan approved by stockholders.

Quarterly Earnings Per Share: The Compensation Committee, or a subcommittee comprised of at least two of its members, will determine the manner and method of determining the conversion of short-term performance by the Company into compensation to be paid to participants, with the understanding that such compensation shall be based upon the consolidated net income of the
Company and its worldwide subsidiaries as recorded in the quarterly and annual statements filed with the Securities and Exchange Commission. A quarterly reserve of two and one-half percent (21/2%), or approximately ten percent (10%) on an annual basis, of the consolidated net worth of the
Company and its consolidated subsidiaries, as of the close of the immediately preceding calendar quarter, is subtracted from the consolidated net income, and the difference is then divided by the number of outstanding shares of the
Company's common stock, as of the close of the preceding calendar and fiscal quarter, to determine the Quarterly Profit Sharing Earnings Per Share. This fixed formula is the basic formula utilized since at least 1954 under the
Company's basic Profit Sharing Plan.

Date of Payment: Payment of cash amounts to participants will be made within
60 days after the close of each calendar and fiscal quarter.
Shares of Profit
Sharing Stock may be restricted by action of the Compensation
Committee and
held for several years before payment.

Maximum Payments: The total paid under the Plan for the Company's five most highly compensated executive officers will never exceed one-half percent
(0.5%) of the consolidated net income of the Company for any respective period, and no individual participant will ever receive more than one-third
(331/3%) of this total Plan limit.

Taxes: All cash compensation received by participants under the Plan will constitute ordinary income in the year in which it is received. Profit
Sharing Stock placed into the Company's custody as Restricted Stock will not result in the recognition of any income or gain until released from custody and delivered to the executive management participant. Dividends paid on
Profit Sharing Stock during Company custody will, however, be taxed as ordinary income in the year received.

Administration: The Plan will be administered by the Compensation Committee appointed by the Board of Directors from its outside directors. The present
Committee members are Messrs. Brennan (Chairman), Jacobson, and
Shrontz, and
Ambassador Ridgway, none of whom is eligible for participation. The Committee is empowered to adopt rules and regulations concerning the administration and interpretation of the Plan, but the Committee will have no discretion with regard to the basic criteria for determination of the Quarterly Earnings Per
Share discussed above and may not, in any event, alter the units or the amount payable under the Quarterly Earnings Per Share formula after the commencement of a quarterly performance period.

Plan Amendment: The Board of Directors may at any time terminate or amend the
Plan, except that no amendment shall be made without prior approval of the
Company's stockholders which would (i) materially alter the method for determination of the Quarterly Profit Sharing Earnings Per Share, or (ii) materially alter the maximum limits for individual participants.

Plan Duration: The Plan is intended to be indefinite in duration, but may be amended or terminated at any time by the Board of Directors, subject to the above stated conditions. A short-term performance compensation arrangement in one form or another has existed in the Company's history since 1916.

Effect of Vote: A favorable vote by the holders of a majority of the
Company's common stock present, or represented, and voting at the Annual
Meeting, at which a quorum is present, is required to approve the Plan. In the event that the Plan does not receive a favorable majority vote, the result will be that the short-term performance compensation presently paid to these most highly compensated employees will not be deductible for federal income tax purposes by the Company, to the extent that it, together with other nonexempt compensation exceeds the amount provided by the statute. At that point, the Compensation Committee or the Board as a whole may elect to forego the deductibility or to restructure the compensation packages of these individuals to attempt to maximize deductibility of the compensation paid to these most highly compensated employees.

The Board of Directors recommends a vote "FOR" the proposal to approve the
Executive Profit Sharing Plan. Proxies solicited by the Board of
Directors
will be voted FOR this proposal unless a contrary vote is specified.

ITEM 4. 1994 AMENDMENTS TO
                            PERFORMANCE UNIT PLAN.

The Performance Unit Plan was submitted to and approved by the Company's stockholders in 1981.

Current payments under the Plan to the five most highly compensated employees of the Company are set forth in the Summary Compensation Table on page 11, under the column captioned "Performance Unit Plan (LTIP)
Payouts." Current
awards under the Plan to the five most highly compensated employees are set forth in the Long-Term Incentive Plan Awards Table on page 17, and the Plan is described in the footnotes to this Table on pages 17 and 18.

In order to maximize deductibility of the payments under the Plan to the
Company's five most highly compensated employees under the provisions of
Section 162(m) of the Internal Revenue Code, certain technical amendments are required to the Plan already approved by stockholders in 1981. These technical amendments deal with the following subject areas:

Administration: The Plan will be administered by the Compensation Committee of the Board of Directors, or through a subcommittee comprised of at least two of its members. The present Committee members are Messrs. Brennan
(Chairman), Jacobson, and Shrontz, and Ambassador Ridgway, none of whom is eligible for participation. The Committee or subcommittee is generally empowered to adopt rules and regulations concerning the administration and interpretation of the Plan and to determine the conditions and rights of awards under the Plan. In its discretion, the Committee or subcommittee will determine the performance criteria upon which the award will be based and the specific targets upon which the face value of the performance units will be based. The criteria may be based upon the Company's return on capital employed, sales growth, or general performance comparisons with other peer companies. However, the Committee or subcommittee will have no discretion to alter or amend the performance criteria or the specific targets of the awards under the Plan after they have been communicated to participants or after the commencement of the respective performance period, whichever shall occur first.

Participation Limits: The maximum award to any one participant under the Plan shall not exceed the amount reasonably determined by the Committee or subcommittee to equal two-tenths of one percent (0.2%) of the consolidated net income of the Company for the immediately preceding calendar year.

Effect of Vote: A favorable vote by the holders of a majority of the
Company's common stock present, or represented, and voting at the Annual
Meeting, at which a quorum is present is required to approve the foregoing amendments to the Plan. In the event that the amendments to the Plan do not receive a favorable majority vote, the Board of Directors would then determine whether to amend or abandon the Plan or to simply forego the deductibility of those limited individual compensation amounts in excess of
$1 million, as provided by Section 162(m) of the Internal Revenue
Code of
1986, as amended.

The Board of Directors recommends a vote "FOR" the proposal to approve the foregoing amendments to the Performance Unit Plan. Proxies solicited by the
Board of Directors will be voted FOR this proposal unless a contrary vote is specified.

OTHER MATTERS

The Management knows of no other matters which may properly be presented at the Annual Meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote according to their best judgment.

Stockholders are encouraged to date, sign, and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the
United States. If you attend the Annual Meeting, you may revoke your proxy at that time and vote in person if you desire; otherwise, your proxy will be voted for you. If you plan to attend the meeting in person, please mark the appropriate box on the enclosed proxy card. An attendance card will then be mailed to you. This will be helpful in making proper arrangements for the meeting.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

Any proposal submitted for inclusion in the Company's proxy statement and form of proxy for the 1995 Annual Meeting of Stockholders must be received at the Company's principalexecutive offices in St. Paul, Minnesota, on or before
November 30, 1994.

By Order of the Board of Directors.
ARLO D. LEVI
Vice President and Secretary

[logo]

NOTICE OF
1994 ANNUAL
MEETING OF
STOCKHOLDERS
AND PROXY
STATEMENT

MINNESOTA MINING AND MANUFACTURING COMPANY
3M CENTER, ST. PAUL, MINNESOTA 55144

PROXY

                         3M VOLUNTARY INVESTMENT PLAN
     AND 3M EMPLOYEE STOCK OWNERSHIP PLAN VOTING INSTRUCTIONS TO
TRUSTEE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE
ANNUAL
MEETING ON TUESDAY, MAY 10, 1994.

I hereby direct State Street Bank and Trust Company, as Trustee of the 3M
Employee Stock Ownership Plan Trust (the "ESOP Trust"), and as
Trustee of the
3M Voluntary Investment Plan Trust (the "VIP Trust"), to vote at the Annual
Meeting of Stockholders of Minnesota Mining and Manufacturing Company ("3M") to be held on May 10, 1994 (or at any adjournment thereof) the shares of 3M common stock allocated to my respective accounts in these two Plans as specified on this instruction card.

I understand that this card must be received by the Norwest Bank
Minnesota,
N.A., acting as tabulation agent for the Trustee, by May 3, 1994. If it is not or if the voting instructions are invalid because not properly signed and dated, the shares held in my ESOP Trust Account will be voted by State Street
Bank and Trust Company in the same proportion that the other participants in the ESOP direct the Trustee to vote shares held in their ESOP Trust Accounts, and the shares held in my VIP Trust Account will be voted by State Street
Bank and Trust Company as directed by the Public Issues Committee of the 3M
Board of Directors.

PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THIS CARD.
               (continued, and to be signed, on the other side)

VIP SHARES (BEFORE SPLIT)

ESOP SHARES (BEFORE SPLIT)

IF NO VOTING INSTRUCTION IS GIVEN THE TRUSTEE, BUT YOU SIGN AND
RETURN THIS
CARD, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3
& 4.

ITEM 1. Election of directors
 --Nominees to 1997 Class:
(A) Lawrence E. Eaton (B) Allen F. Jacobson (C) Aulana L. Peters

[ ] Vote FOR all nominees
[ ] Vote FOR ALL EXCEPT
    (use letter before nominee's name to indicate exceptions):
[ ] Vote WITHHELD from all nominees

ITEM 2. Ratification of auditors [ ] For    [ ] Against   [ ]
Abstain

ITEM 3. Approval of Executive Profit Sharing Plan [ ] For    [ ]
Against
                                                      [ ] Abstain

ITEM 4. Approval of Amendments to the Performance Unit Plan [ ]
For
                                                   [ ] Against
[ ] Abstain

ITEM 5. In their discretion, to vote upon other matters properly coming before the meeting

________________________
Signature

________________________
Signature

________________________
Date

I plan to attend the Annual Meeting. [ ]

Please sign exactly as your name(s) appear above. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.


TO PARTICIPANTS IN THE 3M VOLUNTARY INVESTMENT PLAN
AND THE 3M EMPLOYEE STOCK OWNERSHIP PLAN

State Street Bank and Trust Company is Trustee of the Trusts established in connection with the 3M Employee Stock Ownership Plan (the "ESOP") and the 3M
Voluntary Investment Plan (the "VIP"). As Trustee, it is the record owner of the shares of common stock of Minnesota Mining and Manufacturing Company
("3M") held in the ESOP and the Company Contribution Accounts of the VIP for the benefit of participants. Since the portion of the 3M Payroll-Based
Employee Stock Ownership Plan ("PAYSOP") applicable to union-free employees was merged into the ESOP during 1990, the shares of 3M common stock held in the PAYSOP Trust have now been transferred to the ESOP Trust.

The ESOP and the VIP each permit participants to instruct the respective
Trustees how to vote the number of shares of 3M common stock allocated to the participants' respective accounts. The number of shares of 3M common stock held in your individual accounts in the ESOP and the VIP are indicated at the top of the enclosed voting instruction card.

We enclose (1) a Notice of Annual Meeting of 3M Stockholders to be held on
May 10, 1994, and Proxy Statement, (2) a card for giving voting instructions, and (3) a return envelope. If you complete the card and return it in the enclosed return envelope to Norwest Bank Minnesota, N.A., acting as tabulation agent for the Trustee, by May 3, 1994, the Trustee will vote, in accordance with your instructions, the shares of 3M common stock allocated to your respective accounts.

The Trustee remains at all times the record owner of the 3M common stock held in the ESOP and VIP accounts. The ability to instruct the Trustee how to vote confers no right on participants to vote directly at the Annual
Meeting of
Stockholders.

The enclosed instruction card must be properly completed if voting instructions are to be honored. If the card is not received by May 3, 1994, or if the voting instructions are invalid, the shares held in your ESOP Trust
Account will be voted by State Street Bank and Trust Company in the same proportion that the other participants in the ESOP direct the Trustee to vote the shares held in their ESOP accounts, and the shares held in your VIP account shall be voted by State Street Bank and Trust Company as directed by the Public Issues Committee of the 3M Board of Directors.

Please complete, date, sign, and promptly return the enclosed voting instruction card.

[logo] MINNESOTA MINING AND MANUFACTURING COMPANY
       3M CENTER, ST. PAUL, MINNESOTA 55144

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE
ANNUAL
MEETING ON TUESDAY, MAY 10, 1994.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side of this card.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1,
2, 3 AND 4.

By signing the proxy, you revoke all prior proxies and appoint
L.D. DeSimone,
A.E. Murray, and A.F. Jacobson, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
               (continued, and to be signed, on the other side)



  SHARES

(BEFORE SPLIT)

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1,
2, 3, AND 4.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3
AND 4.

ITEM 1. Election of directors
 --Nominees to 1997 Class:
(A) Lawrence E. Eaton (B) Allen F. Jacobson (C) Aulana L. Peters

[ ] Vote FOR all nominees

[ ] Vote FOR ALL EXCEPT
   (use letter before nominee's name to indicate exceptions):

[ ] Vote WITHHELD from all nominees

ITEM 2. Ratification of auditors
        [ ] For    [ ] Against   [ ] Abstain

ITEM 3. Approval of Executive Profit Sharing Plan
        [ ] For    [ ] Against   [ ] Abstain

ITEM 4. Approval of Amendments to the Performance Unit Plan
        [ ] For    [ ] Against   [ ] Abstain

ITEM 5. In their discretion, to vote upon other matters properly coming before the meeting

____________________________
Signature

____________________________
Signature

____________________________
Date

I plan to attend the Annual Meeting. [ ]

Please sign exactly as your name(s) appear above. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.



MINNESOTA MINING AND MANUFACTURING COMPANY
3M CENTER, ST. PAUL, MINNESOTA 55144

PROXY

                3M SAVINGS PLAN VOTING INSTRUCTIONS TO TRUSTEE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE
ANNUAL
MEETING ON TUESDAY, MAY 10, 1994.

I hereby direct State Street Bank and Trust Company, as Trustee of the 3M
Savings Plan Trust (the "Savings Plan Trust"), to vote at the Annual Meeting of Stockholders of Minnesota Mining and Manufacturing Company ("3M") to be held on May 10, 1994 (or at any adjournment thereof) the shares of 3M common stock allocated to my account in this Plan as specified on this instruction card.

I understand that this card must be received by the Norwest Bank
Minnesota,
N.A., acting as tabulation agent for the Trustee, by May 3, 1994. If it is not or if the voting instructions are invalid because not properly signed and dated, the shares held in my Savings Plan Trust Account will be voted by
State Street Bank and Trust Company, as directed by the Public
Issues
Committee of the 3M Board of Directors.

PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THIS CARD.
               (continued, and to be signed, on the other side)

SAVINGS PLAN SHARES (BEFORE SPLIT)

IF NO VOTING INSTRUCTION IS GIVEN THE TRUSTEE, BUT YOU SIGN AND
RETURN THIS
CARD, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3,
AND 4.

ITEM 1. Election of directors

 --Nominees to 1997 Class:
(A) Lawrence E. Eaton (B) Allen F. Jacobson (C) Aulana L. Peters

[ ] Vote FOR all nominees

[ ] Vote FOR ALL EXCEPT
    (use letter before nominee's name to indicate exceptions):

[ ] Vote WITHHELD from all nominees

ITEM 2. Ratification of auditors
        [ ] For    [ ] Against   [ ] Abstain

ITEM 3. Approval of Executive Profit Sharing Plan
        [ ] For    [ ] Against   [ ] Abstain

ITEM 4. Approval of Amendments to the Performance Unit Plan
        [ ] For    [ ] Against   [ ] Abstain

ITEM 5. In their discretion, to vote upon other matters properly coming before the meeting

____________________________
Signature

____________________________
Signature

____________________________
Date

I plan to attend the Annual Meeting. [ ]

Please sign exactly as your name(s) appear above. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.



TO PARTICIPANTS IN THE 3M SAVINGS PLAN

State Street Bank and Trust Company is Trustee of the Trust established in connection with the 3M Savings Plan (the "Savings Plan"). As Trustee, it is the record owner of the shares of common stock of Minnesota Mining and
Manufacturing Company ("3M") held in the Savings Plan for the benefit of participants. Since the portion of the 3M Payroll-Based Employee Stock
Ownership Plan ("PAYSOP") applicable to employees eligible to participate in the Savings Plan was merged into the Savings Plan during 1993, the shares of
3M common stock held in the PAYSOP Trust have now been transferred to the
Savings Plan.

The Savings Plan permits participants to instruct the Trustee how to vote the number of shares of 3M common stock allocated to the participants' respective accounts. The number of shares of 3M common stock held in your individual account in the Savings Plan are indicated at the top of the enclosed voting instruction card.

We enclose (1) a Notice of Annual Meeting of 3M Stockholders to be held on
May 10, 1994, and Proxy Statement, (2) a card for giving voting instructions, and (3) a return envelope. If you complete the card and return it in the enclosed return envelope to Norwest Bank Minnesota, N.A., acting as tabulation agent for the Trustee, by May 3, 1994, the Trustee will vote, in accordance with your instructions, the shares of 3M common stock allocated to your account.

The Trustee remains at all times the record owner of the 3M common stock held in the Savings Plan accounts. The ability to instruct the Trustee how to vote confers no right on participants to vote directly at the Annual
Meeting of
Stockholders.

The enclosed instruction card must be properly completed if voting instructions are to be honored. If the card is not received by May 3, 1994, or if the voting instructions are invalid, the shares held in your Savings
Plan account shall be voted by State Street Bank and Trust Company, as directed by the Public Issues Committee of the 3M Board of Directors.

Please complete, date, sign, and promptly return the enclosed voting instruction card.

MINNESOTA MINING AND MANUFACTURING COMPANY
3M CENTER, ST. PAUL, MINNESOTA 55144

PROXY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE
ANNUAL
MEETING ON TUESDAY, MAY 10, 1994.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side of this card.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1,
2, 3,
AND 4.

By signing the proxy, you revoke all prior proxies and appoint
L.D. DeSimone,
A.E. Murray, and A.F. Jacobson, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
               (continued, and to be signed, on the other side)

If no direction is given, this proxy will be voted FOR Items 1, 2, 3, and 4.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3
& 4.

ITEM 1. Election of directors
 --Nominees to 1997 Class:
(A) Lawrence E. Eaton (B) Allen F. Jacobson (C) Aulana L. Peters

[ ] Vote FOR all nominees
[ ] Vote FOR ALL EXCEPT
(use letter before nominee's name to indicate exceptions):
[ ] Vote WITHHELD from all nominees

ITEM 2. Ratification of auditors [ ] For    [ ] Against   [ ]
Abstain

ITEM 3. Approval of Executive Profit Sharing Plan [ ] For    [ ]
Against

[ ] Abstain
ITEM 4. Approval of Amendments to the Performance Unit Plan [ ]
For
                                                   [ ] Against
[ ] Abstain
ITEM 5. In their discretion, to vote upon other matters properly coming before the meeting


Signed:____________________________  Date: __________

Signed:____________________________  Date: __________

Please sign exactly as your name(s) appear above. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.